EXHIBIT 23.2

                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS

JD American Workwear, Inc.
Coventry, Rhode Island

      We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-3 to the Form SB-2 Registration Statement of
JD American Workwear, Inc. (the "Company") of our report dated May 30, 1997 on the financial statements of the Company for the year ended February 28, 1997 appearing in the Company's Annual Report on Form 10-KSB for its fiscal year ended February 28, 1998.

      We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Registration Statement.



                                       Richard A. Eisner & Company, LLP


New York, New York
December 7, 1998